EXHIBIT 99.1

Mawson Infrastructure Group Inc. Announces Monthly Operational Update for November 2024

Total Monthly Digital Colocation Revenue grew 111% Y/Y in November 2024

Total Current Operating Hash Rate (EH) of about 4.98 EH/s, with current total operating capacity of 129 MW and expected to grow to 153 MW upon Ohio facility completion

MIDLAND, Pa., Dec. 10, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson” or “the Company”), a publicly-traded technology company focused on digital infrastructure platforms for artificial intelligence (AI), high-performance computing (HPC), and digital assets markets, today announced its unaudited business and operational update for November 2024.

Rahul Mewawalla, CEO and President said, “We are pleased to deliver another month of growth across our businesses with our total monthly revenue increasing year-over-year and month-over-month, highlighted by significant growth in our digital colocation revenue of 111% year-over-year. Following our recent honor of ringing the NASDAQ Closing Bell in celebration of the Company’s transformation, we continue to advance our innovative approach to providing digital infrastructure platforms and solutions. Our synergistic business portfolio and our enhanced strategic, operational, and technological capabilities are expected to continue to be a competitive advantage for us moving forward.”

Unaudited financial and operational highlights for November 2024:

  Monthly Digital Colocation Revenue was up 111% Y/Y, growing from $1.98 million in November 2023 to about $4.18 million in November 2024.
  Total Monthly Revenue of about $4.91 million, up 2% Y/Y from November 2023 and up 0.5% M/M from October 2024; Monthly Energy Management Revenue of $0.33 million and Monthly Digital Assets Mining Revenue of $0.40 million.
  Current Total Operating Capacity of 129 MW and expected to grow to 153 MW upon full completion of Ohio facility.
  Combined Total Current Operating Hash Rate (EH) of about 4.98 EH/s (includes colocation and self-mining)1.
  Mawson supports innovative, agile, efficient, and scalable approaches to AI infrastructure and compute, and invites AI/HPC ecosystem companies to discuss opportunities to collaborate on artificial intelligence, high-performance and accelerated computing solutions.

Conferences and Events Update

Mawson has planned for its CEO and President, Rahul Mewawalla to participate in the following upcoming conferences and events. Please contact IR@Mawsoninc.com for further information.

  Northland Capital Markets Growth Conference - December 12, 2024
  Axios Artificial Intelligence (AI) Summit – December 16-17, 2024 in San Francisco
  ICR Conference 2025 – January 13-15, 2025 in Orlando
  Pacific Telecommunications Council - January 20-22, 2025 in Honolulu

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a technology company that offers digital infrastructure platforms for AI, HPC, and digital assets. The Company’s digital infrastructure platforms can be used to operate computing resources for a number of applications, and are offered across digital assets, artificial intelligence (AI), high-performance computing (HPC) and other computing applications. Our innovation, technology, and operational expertise enables us to operate and optimize digital infrastructure to accelerate the digital economy. The Company has a strategy to prioritize the usage of carbon-free energy sources, including nuclear energy, to power its digital infrastructure platforms and computational machines. For more information, please visit: https://www.mawsoninc.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2024, August 19, 2024, November 14, 2024, the Report on Form 8-K filed with the SEC on December 4, 2024, and in other filings that the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law. For more information, visit us at https://www.mawsoninc.com

LinkedIn: https://www.linkedin.com/company/mawsoninc/

Twitter: Mawson (@Mawsoninc) / X (twitter.com)

Facebook: Mawson Inc | Pittsburgh PA | Facebook

YouTube: https://www.youtube.com/c/MawsonInc

Vimeo: https://vimeo.com/mawsoninc

Investor Contact:
Investor Relations Team
IR@mawsoninc.com

Partnerships Contact:
Partnerships Team
Partnerships@mawsoninc.com

Media and Press Contact:
Media Relations Team
mediarelations@mawsoninc.com

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1 Current Operating Hash Rate is based on the nameplate hash rate of the miners currently deployed.